LEASE AGREEMENT

This Lease Agreement (the "Lease") dated December 7, 2020 is made by and between **Unsworth Properties LLC**, a Vermont limited liability company, as Agent for Meach, LLC, 306 West Indian, LLC, Cooper Two, LLC, Trek Communities LLC, Masthead, LLC, and Stephen and Shona Unsworth (the "Landlord") and **Peck Electric Co.**, a Vermont corporation (the "Tenant").

Landlord is the owner of certain real property improved with a building (the "Building") known as and numbered 400 Avenue D, Williston, Vermont (the real property and the Building are collectively referred to herein as the "Property"). Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, a portion of the Property in accordance with the following terms and conditions.

Now, therefore, in consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

Section 1. **Premises; Parking**. Landlord hereby leases and rents to Tenant, and Tenant hereby takes from Landlord, the following described premises (hereinafter referred to as the "Premises" or "Leased Premises"), which are more particularly depicted on the floor plan attached hereto as **Exhibit A**: Being a portion of the Building known as "Suite 10","Suite 20" and "Suite 60" and collectively measuring ±12,725 gross sq. ft., together with the right of Tenant, its agents, invitees, licensees, business visitors, and guests, in common with Landlord and others, to cross and re-cross the driveways, parking lots, walkways, hallways, corridors and other public spaces on the Property or in the Building for the purpose of ingress and egress to and from the Premises.

In addition to its lease of the Premises, Tenant shall have the exclusive right to use the parking area outlined on the parking plan attached hereto as **Exhibit B** and made a part hereof, subject to such rules and regulations as Landlord may, from time to time, establish and modify. Tenant may install signage on the Property to indicate its exclusive right to use such parking spaces, provided that prior to installation Tenant must obtain Landlord's prior written consent to such signage, which consent shall not be unreasonably withheld. Tenant shall not use the parking area in a manner that obstructs the driveway leading to the balance of Landlord's parking lot. This paragraph creates a limited use license and not a bailment. Tenant and its employees assume all risk and responsibility for damage to all vehicles and any personal property contained in them in connection with any use of the parking areas. Landlord is not responsible for any damage to vehicles or property contained in vehicles, unless caused by the negligence or intentional misconduct of Landlord or its agents.

Section 2. **Term of Lease.** The term of this Lease shall be for ten (10) years, commencing on January 1, 2021 ("Commencement Date") at which time rental payments shall commence in accordance with Section 4, and expiring on December 31, 2031 unless earlier terminated in accordance with this Lease (the "Term").

Section 3. **Use of Premises** Tenant may use the Premises for warehouse, distribution and office uses and for no other purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall, at its expense, obtain and maintain all federal, state and municipal permits and approvals necessary for Tenant to use the Premises for such purposes, and shall be required to comply with all conditions of such permits and approvals that relate to its ongoing use and operation of the Premises. Tenant will operate the Premises and Tenant's business in a manner consistent with the character and quality of the Building within which the Premises are located. Tenant shall keep the area of the Premises in a neat, clean and safe condition. Tenant shall have 24-hour access to the Premises seven days a week; provided, however, that in occupying the Premises, Tenant shall not operate its business so as to overburden or exceed the capacity of the utility services installed in the Property.

Section 4. **Rents; Base Annual Rent; Additional Rent**

a. **Base Annual Rent**. During the Term from and after the Commencement Date, Tenant agrees to pay to Landlord at the address specified in Section 29, or at such other location as Landlord may hereafter designate in writing, Base Annual Rent for the Leased Premises as follows: During the first lease year, Base Annual Rent shall be due and payable in the amount of $108,162.50 in equal monthly installments of $9,013.54. Beginning on January 1, 2022 and then again on each January 1 thereafter (each, an "Adjustment Date") throughout the Term, Tenant shall pay Base Annual Rent for the next succeeding lease year at a rate equal to the greater of

(i) 102% of the Base Annual Rent payable with respect to the prior lease year; or

(ii) The sum of (1) the Base Annual Rent payable during the lease year immediately preceding such Adjustment Date and (2) said Base Annual Rent multiplied by the percentage increase, if any, in the Price Index (as hereinafter defined) as most recently published prior to such Adjustment Date and corresponding Price Index published one year earlier. The "Price Index" shall mean the revised Consumer Price Index for all Urban Consumers (CPI-U, 1982-84=100), issued by the Bureau of Labor Statistics of the U.S. Department of Labor. If the government body issuing the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, the Price Index shall be adjusted to the figure that would have been arrived at had the manner of calculation not been so changed. If the Price Index (or a successor or substitute) ceases to be published, Landlord shall have the right to select another similar index, published by a governmental or other non-partisan body, with appropriate reconciliation of the base of the substituted index with the base of the Price Index.

Within sixty (60) days of the beginning of a new lease year, Landlord shall provide Tenant with a statement (the "Escalation Statement") specifying the adjusted Base Annual Rent payable during such lease year (being the greater of the two options described above, computed as aforesaid). With the first monthly payment of rent after Tenant's receipt of an Escalation Statement, Tenant shall pay the monthly installment of the adjusted Base Annual Rent specified therein for such month and, in addition, shall pay the difference for all prior months of such lease year between the monthly installment of its adjusted Base Annual Rent and the monthly installments of Base Annual Rent which Tenant was theretofore required to pay. Thereafter, Tenant shall pay the monthly installments of Base Annual Rent specified in the Escalation Statement until the first monthly rental payment due after Tenant receives the next Escalation Statement.

Base Annual Rent and all other sums payable under this Lease shall be paid without notice, demand, counterclaim, set off, deduction, or defense and without abatement, suspension, diminution, or reduction, and the obligations and liabilities of Tenant under this Lease shall in no way be released, discharged or otherwise affected (except as otherwise expressly provided in this Lease herein) by reason of any occurrence whatsoever.

b. **Manner of Payment**. Each installment of Base Annual Rent and Additional Rent (as hereinafter defined), shall be due and payable in advance, on the first day of each month, time being of the essence. The first payment of Base Annual Rent and Additional Rent shall be due and payable on or before the Commencement Date. Rent for any period of less than a full month shall be equitably prorated.

c. **Additional Rent**. Tenant covenants to pay to the Landlord, on a monthly basis as Additional Rent, a percentage of the current year's estimated NNN Expenses in advance using the previous year's cost figures as the basis for the estimate. Landlord's Triple Net Expenses ("NNN Expenses") for the Premises for calendar year 2020 are estimated or projected to be $30,285.50; notwithstanding such estimate or projection, Tenant shall pay, as additional rent, its actual share of Landlord's NNN Expenses as described

below. Tenant agrees to commence paying its prorata share of Landlord's NNN Expenses from and after the Commencement Date, at the rate of $2,523.79 per month. It is understood and agreed that the Base Annual Rent and Additional Rent to be paid to Landlord by Tenant hereunder shall be absolutely net to Landlord, and this Lease shall be interpreted and construed to that effect.

d. **NNN Estimates**. Landlord may furnish the Tenant with a revised estimate from time to time, and thereupon the Tenant shall adjust its monthly payments for NNN Expenses to correspond with said revised estimate. The Tenant shall be furnished with the actual expense data for the prior Lease Year, on or after March 1 of each year, provided that if Landlord fails to timely provide such data, Tenant's sole remedy shall be to provide Landlord with written notice of such failure, after which Landlord shall have thirty (30) days to cure such failure. The Tenant shall pay the Landlord any additional amount due within fifteen (15) days of receipt of said data in the event of a deficiency. The Landlord shall credit any excess payments by the Tenant against the Tenant's future monthly NNN Expense payments.

e. **NNN Expenses Defined**. The term "NNN Expenses" shall mean the total costs and expenses incurred by Landlord or for which Landlord is obligated in owning, managing, operating, servicing and maintaining the Property, specifically including, but without limitation: "taxes" as defined herein; public liability insurance premiums and deductibles, property damage insurance premiums and deductibles, and such other insurance costs as Landlord deems advisable; all utilities (including without limitation electricity, water, sewer, gas and telephone/internet) serving the common areas of the Property and the Building, and all costs to maintain and repair such utilities; repairs, replacement, maintenance of pavement and lawns (including, without limitation, snow plowing and mowing); painting and masonry for the Building; line painting; janitorial and pest control services for the common areas of the Property and the Building; maintenance and repair of the building and mechanical systems serving the Property and the Building, including without limitation the electrical, plumbing and heating, ventilation and air conditioning systems; maintenance and repair of the sprinkler system and other fire detection and suppression systems serving the Property and the Building; maintenance and repair of the roof; the cost of personnel to implement services (provided that if Landlord elects to utilize the services of individuals on Landlord's payroll or employed by affiliates of Landlord, then the charges for such labor will be billed at competitive rates and only to the extent such individual performs services for the Property); and management fees in accordance with the property management agreement in effect between Landlord and its property manager. Landlord shall use reasonable efforts to ensure that all NNN Expenses are as reasonable as possible while maintaining the quality and condition of the Property. In the event that certain of the NNN Expenses are disproportionately attributable to any one tenant that is paying for any cost normally included in the NNN Expenses, the Landlord may make reasonable adjustments to the NNN Expenses or the Tenant's share thereof to reflect the differential in costs.

f. **Taxes Defined**. The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services (provided that Landlord is obligated to provide the services described in Section 14 of this Lease). "Taxes" shall include all real and personal property taxes, assessments, impositions, or all other claims or charges that may be imposed upon the Property, including but not limited to, water charges and sewer charges, before the same shall become delinquent. If any governmental authority imposes, assesses or levies a gross receipts tax on rent or any other tax upon Landlord as a substitute in whole or in part for real estate tax or assessment, the substitute tax shall be deemed to be a real property tax and shall be deemed to have been levied upon the Premises. Real estate taxes shall not, however, include income taxes except for the portion of the income tax which is a substitute for the real estate taxes that were formerly collected to support local public elementary and secondary education.

g. **Exclusions From NNN Expenses**. All of the following described items shall be EXCLUDED from NNN Expenses when computing pass-through amounts of such NNN Expenses or

Tenant's share of NNN Expenses: (i) costs for the replacement of any structural elements of the Premises or the Property, including, without limitation, the structural elements of roof, foundation, exterior walls and driveways; (ii) costs incurred by Landlord for work which is considered a capital improvement and/or replacement under generally accepted accounting principles consistently applied, and all other costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools all determined in conformity with generally accepted accounting principles consistently applied; (iii) depreciation and amortization; (iv) payments of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Property now or in the future; (v) all items and services for which Tenant reimburses Landlord; (vi) costs for replacing plumbing lines located outside of the Building provided that the need for any such replacements are not caused by the acts or omissions of Tenant, its employees, agents or contractors; (vii) costs for replacing the main electrical service and incoming feeder to the Building provided that the need for any such replacements are not caused by the acts or omissions of Tenant, its employees, agents or contractors; and (viii) costs for replacing the main HVAC systems serving the Building provided that the need for any such replacements are not caused by the acts or omissions of Tenant, its employees, agents or contractors.

h. __**Objections to NNN Expenses**__. If Tenant objects to Landlord's determination of NNN Expenses, Tenant shall so advise Landlord, stating with specificity its reasons therefor. If Landlord and Tenant are unable, despite their good faith reasonable efforts, to agree upon the amount of NNN Expenses within thirty (30) days of Landlord's receipt of Tenant's objections thereto, then either party may submit the matter to mediation with a mutually acceptable third-party mediator. Tenant shall be entitled, upon ten (10) days prior written notice, and during normal business hours at Landlord's office or such other place as Landlord reasonably may designate, to inspect and examine and/or have a reputable independent CPA or consultant selected by Tenant audit the books and records of Landlord relating to the determination of NNN Expenses. If the audit discloses that the amount of NNN Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit (including, without limitation, the costs of mediation and Landlord's reasonable legal fees) shall be paid by Tenant unless the audit shows that Landlord overstated NNN Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

i. __**Rents**__. Tenant also shall be solely responsible to pay all taxes or similar charges on inventory and personal property owned by Tenant. In addition, for each Lease Year Tenant agrees to pay all sums of money or charges of whatsoever nature required to be paid under other provisions of this Lease by Tenant to Landlord as additional rent, whether or not such additional sums or charges are designated as "additional rent", on the next rent payment date following written notification of such sums or charges in the same manner as Base Annual Rent hereunder. Base Annual Rent and any additional rents or other sums or charges are collectively referred to herein as "__rent__" or "__rents__".

j. __**Late Payment**__. If Tenant shall fail to pay rent when such rents are due and payable, such failure may be cause for an Event of Default in accordance with this Lease, and Tenant shall in addition pay Landlord a per day late fee of two percent (2%) of the overdue monthly installment not paid on or before the first (1st) day of the calendar month for such rent is overdue provided in no event shall the late fee for each month exceed twenty percent (20%) of the overdue monthly installment. Further, if Tenant shall fail to pay rent within ten (10) days from the date due, such unpaid amounts shall bear interest from the due date to the date of payment at the rate of eighteen percent (18%) per annum, such interest to be paid as Additional Rent and Landlord shall thereafter have the right to demand payment by cashier's check, certified check or money order.

k. **No Accord and Satisfaction**. No payment by Tenant or receipt by Landlord of a lesser amount than any rents or sums herein stipulated shall be deemed to be other than an account of the earliest stipulated rents or sums, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or any sums be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 5. **Security Deposit.** Tenant shall pay Landlord a security deposit (the "Security Deposit") on or before the Commencement Date in the amount of $9,013.54. The Security Deposit shall be retained by Landlord in a non-interest bearing account. Except as otherwise provided herein, Landlord shall refund the Security Deposit to Tenant within thirty (30) days after the termination of this Lease, or following the complete evacuation of the Premises by the Tenant, less any amounts reasonably required to repair or restore the Premises to the condition that existed on the Commencement Date, reasonable wear and tear excepted, or to pay or satisfy any outstanding terms or requirements of this Lease, including without limitation Tenant's obligation to pay all Base Annual Rent and Additional Rent due hereunder and to remove Tenant's personal property from the Premises. Landlord may, from time to time, in its sole discretion and without prejudice to any other remedy available at law or equity, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter the Landlord named herein shall have no further liability for the return of the Security Deposit.

Section 6. **Condition of Premises.** Prior to the Commencement Date, Landlord shall add a shower either to one of the existing bathrooms in the Premises or to the shop sink area off of the warehouse portion of the Premises, and shall cause the Premises to be broom clean. Except for the foregoing, Tenant shall take and accept the Leased Premises in "as is" condition with no further representations or warranties of any kind with respect to the quality of the Premises or the suitability of the Premises for Tenant's intended use.

Section 7. **Termination.** On the expiration date or earlier termination of the Term, Tenant shall: (a) immediately vacate the Premises and surrender the same to Landlord, and remove all of its personal property, equipment and trade fixtures from the Premises and the Property; (b) repair all damage to the Premises and the fixtures and personal property of Landlord located on the Premises caused by Tenant's removal of its personal property, equipment and trade fixtures; and (c) at the option of Landlord either: (i) abandon all improvements, alterations and modifications made by Tenant to the Leased Premises prior to the date of termination (e.g., lighting fixtures, plumbing fixtures, interior walls), in which event such improvements, alterations and modifications shall be and become, without further action on the part of Tenant, the property of Landlord, free and clear of all claims by Tenant and any person claiming by, through or under Tenant; or (ii) remove said improvements, alterations and modifications and repair any damage to the Premises or the Building or Property caused thereby; provided, however, Tenant shall not be required to remove those improvements, alterations or modifications which were specifically approved by Landlord in writing so long as such approval was not conditioned on the removal of such improvements, alterations or modifications on the termination date of the Term.

Each party's indemnities and/or covenants set forth under Section 22, Section 25 and Section 26 shall survive the termination or expiration of this Lease.

Section 8. **Reserved.**

Section 9. **Tenant's Utilities** Tenant shall ensure that all utilities used by or supplied to the Leased Premises are in Tenant's name, and shall pay or cause to be paid as Additional Rent all separately metered charges for water, sewer, gas, electricity, telephone, internet and any other services used, rendered or supplied upon or in connection with the Leased Premises, including, without limitation, connection fees or costs charged for the supply of such services, and Tenant shall indemnify and save harmless Landlord on such accounts. Tenant shall sort trash and recyclables/compostables as required by applicable laws and ordinances, and shall be responsible, at its cost and expense, for all costs of trash removal and recycling/composting, and shall deposit all of its trash and recycling in proper receptacles placed in areas designated by Landlord for such purposes. In the event Tenant fails to comply with the requirements of this provision (such as by failing to dispose of its trash or recycling at its expense), then Landlord reserves the right to fulfill Tenant's obligations and all costs incurred by Landlord in connection therewith shall immediately be paid by Tenant to Landlord as Additional Rent. Landlord shall not be responsible for the failure of water supply, wastewater disposal, gas, electricity, telephone, internet or any other service, or for any damage to property occasioned by the breakage, leakage or obstruction of any pipes or other leakage in or about the Leased Premises, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors.

Section 10. **Casualty Insurance; Mutual Waiver.** Landlord will insure the Building against loss by fire and other casualty in such amounts as Landlord may consider reasonable by policies which shall include standard extended coverage endorsements. Tenant shall be responsible for maintaining any and all insurance upon Tenant's property in and upon the Leased Premises and the value of any Tenant improvements to the Leased Premises, by policies which shall name Landlord as an additional insured, as Landlord's interests may appear, and Landlord shall not be held responsible for any damage thereto. All policies of property insurance required to be carried by either party under this Section 10 shall include a clause or endorsement whereby such party's insurer waives all right of subrogation, and all rights based upon an assignment from its insured, against the other party, its officers, directors, partners, members, managers, employees, agents, licensees and invitees; this provision shall not release either party from liability for any damage caused by such party which exceeds such insurance coverage or which is not reimbursable by Landlord's or Tenant's insurer.

Notwithstanding any other provision of this Lease to the contrary, neither party to this Lease or its officers, directors, members, managers, employees, agents, licensees and invitees shall be liable to the other for loss or damage caused by any risk covered by insurance, to the extent of such insurance, required to be carried under this Lease, and each party to this Lease hereby waives any rights of recovery against the other and its officers, directors, members, managers, employees, agents, licensees and invitees for injury or loss on account of such covered risks, to the extent of such coverage; provided, however, that this mutual waiver provision shall not require either party to submit a claim for insurance for property damage that is reasonably estimated to cost less than $5,000 to repair, and for damage below such limit the party responsible for the repair in accordance with the other terms and requirements of this Lease shall be responsible to pay for the repair if it declines to submit an insurance claim.

Section 11. **Liability Insurance.** Tenant, at Tenant's own cost and expense, shall maintain a policy or policies of liability insurance insuring Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred on the Leased Premises or in the vicinity of the same. Such policies shall cover such risks and be in such amounts as Landlord from time to time may reasonably request, but in any event in an amount not less than Two Million Dollars and 00/100 ($2,000,000.00) for injury to or death of any one person or for damage to or destruction or loss of property. Upon demand by Landlord, Tenant shall deliver to Landlord certificates of such insurance coverage evidencing that such coverage is actually in effect, which certificates shall name Landlord and Landlord's mortgage holder as additional insureds and loss payees. Landlord

shall name Tenant as an additional insured on its liability insurance policies maintained with respect to the Leased Premises.

Section 12. **Holding Over**. If Tenant remains in possession of the Premises or any part thereof, after expiration of the Term or after the termination of this Lease for default, no extension of this Lease shall result therefrom unless Landlord agrees in writing to such possession and Landlord and Tenant agree in writing to the terms and conditions of such extension. If Landlord shall not consent to Tenant remaining in possession of the Premises or any part thereof after the expiration of the Term hereof or after the termination of this Lease for default or if Landlord and Tenant cannot agree in writing to the terms and conditions of extension, including agreement as to rents for any extension term, then Tenant shall be a tenant at will for the period from the date of expiration of the Term or the termination of this Lease for default until the day Tenant surrenders possession of the Premises and Tenant hereby agrees that such tenancy at will shall be upon all the same terms, conditions, and covenants of this Lease, except that the "Base Annual Rent" in effect immediately before expiration of the Term of this Lease or immediately before the termination of this Lease for default shall be calculated at 150% of the immediately preceding Base Annual Rent. In addition, Tenant agrees to pay Landlord's attorney's fees and related costs if Landlord must take legal action to evict or eject Tenant who is holding over or to collect the holdover amount as set forth in this provision.

Section 13. **Alterations.**

a. Except as hereinafter expressly provided, Tenant shall not make or permit to be made any alterations, additions, changes or improvements in or to the Leased Premises or any part thereof without first obtaining the written consent of Landlord thereto (which consent Landlord agrees not to unreasonably withhold, provided Tenant has fully complied with each and every term, covenant and condition in this Lease and, with respect to such alterations, additions, changes or improvements, has provided Landlord with such liability insurance policies and/or surety bonds as Landlord may reasonably request).

b. Before requesting Landlord's consent, Tenant shall submit to Landlord detailed plans and specifications in duplicate of such proposed alterations, changes, additions or improvements, one of which copies may be retained by Landlord. Landlord shall be entitled to withhold its consent to any such alterations, additions, changes, or improvements, until such time as Tenant provides Landlord with reasonable evidence of the approval of such alterations, additions, changes or improvements by any and all municipal, state, federal or other governmental or other authorities, offices and departments now existing or hereafter created having jurisdiction over the Premises, and of the Vermont Department of Public Safety, Division of Fire Safety or other like body, which approvals Tenant shall obtain at its own cost and expense.

c. Landlord, its architect, agents and employees, shall, upon reasonable notice, have the right to enter upon the Leased Premises in a reasonable manner and at all reasonable times during the course of any such alterations, additions, changes or improvements for the purpose of inspection and of finding out whether such work conforms to the approved plans and specifications and with the agreements herein contained.

d. Any and all alterations, additions, improvements and changes made by Tenant at any time and all governmental approvals therefor shall immediately be and become the property of Landlord without any payment therefor by Landlord; provided, however, that it is expressly understood and agreed that any trade fixtures or other fixtures added by Tenant (other than those which are required by the terms of this Lease to be provided by Tenant as a result of its obligation to repair or replace property furnished by Landlord) shall remain the property of Tenant and may be removed by Tenant, at Tenant's expense, upon the expiration or earlier termination of this Lease, provided that any damage caused thereby is immediately repaired by Tenant.

e. Tenant, at its own cost and expense, will cause any and all mechanics' liens and perfections of the same which may be filed against the Leased Premises to be paid and satisfied of record within thirty (30) days after Landlord shall send to Tenant written notice by registered mail of the filing of any notice thereof against the Premises or the owner, for or claiming to be for labor or materials alleged to be furnished or to be charged by or for Tenant at the Leased Premises, or will bond such mechanics' liens and use its best efforts to have such liens discharged by an order of a court of competent jurisdiction within said thirty (30) day period.

f. Any alterations, improvements or other work once begun must be prosecuted with reasonable diligence to completion and, subject to the provisions of Subsection 13(e), above, be paid for by Tenant in full, free and clear of liens or encumbrances against the Leased Premises or Landlord, and must be performed in all respects in accordance with law and in a good and workmanlike manner.

Section 14. **<u>Repairs, Replacements.</u>** Landlord shall be responsible for maintaining, repairing and replacing the exterior and structural components of the Building, and for maintaining in a reasonable state of repair the parking lot and grounds of the Property outside the Building and the interior common areas of the Building. Landlord shall be responsible for maintaining, repairing and replacing the plumbing lines located outside of the Building and serving the Premises, the main electrical service and incoming feeder to the Building but only sufficient to meet the requirements for standard office use, and the main heating system serving the Building, provided Tenant shall be responsible for all repairs or replacements to the extent that the need for any repairs or replacements are caused by the negligent acts or omissions of Tenant, its employees, agents or contractors, provided such repairs are either (i) not covered by Landlord's insurance, or (ii) reasonably estimated to cost less than $5,000 to make.

Tenant shall be responsible for all maintenance, repairs and replacements of the interior portions of the Leased Premises, including without limitation all non-load-bearing walls and non-structural elements, including all floors, ceilings, doors, windows, and glass, and shall perform all maintenance and repairs as may be reasonably required to place, keep and maintain the same in good order and state of repair. Tenant shall also be responsible to maintain, repair and replace all lightbulbs, ballasts and light fixtures within the Premises at its expense. The Tenant shall, at its own expense, keep and maintain the Premises and every part thereof, in good order and repair and in a clean and sanitary condition at all times. Tenant shall remove, store and dispose of all trash and litter in a manner that does not attract pests to the Property and does not pollute the soil at or storm water runoff from the Property. Tenant agrees to maintain a minimum temperature of at least 55 degrees Fahrenheit within the Premises at all times to insure that the mechanical and building systems servicing the Premises are functioning properly. Tenant covenants and agrees to be responsible for any and all repairs caused by Tenant's negligent failure to properly maintain the temperature in the Premises provided such repairs are either (i) not covered by Landlord's insurance, or (ii) reasonably estimated to cost less than $5,000 to make. Landlord will have the right to cause its agents to inspect the Leased Premises in a reasonable manner, upon reasonable notice, and at all reasonable times to assure that Tenant is complying with its duties to repair, replace and maintain hereunder. Any defect or deficiency noted as a result of such inspection shall be reported to Tenant and, provided such defect or deficiency is Tenant's responsibility as specified herein, unless the same is corrected and remedied forthwith by Tenant, Landlord shall have the right to correct and remedy the same, at Tenant's expense, and the costs of doing so shall immediately be paid by Tenant to Landlord, as Additional Rent.

Section 15. **<u>Tenant to Comply with Laws, etc.</u>** Tenant shall at its own cost and expense comply with any and all laws, statutes, ordinances, rules and regulations affecting the Leased Premises and its use thereof. Tenant shall further so comply with each and every rule, order and requirement of any federal, state, municipal, legislative, executive, judicial or other governmental body, commissioner or officer or of any bureau or department thereof, whether now existing or hereafter created, having jurisdiction over the Leased

Premises or any part thereof, or exercising any power relative thereto or to the owners, tenants or occupants thereof.

Section 16. **No Waiver.** The failure of Landlord to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions and agreements of this Lease, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any such terms, covenants or conditions, agreements or options, but the same shall continue and shall remain in full force and effect; and the receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Tenant or from any one claiming under or through Tenant or otherwise shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of rent or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease and to recover possession of the Premises by summary proceedings or otherwise, as Landlord may deem proper, or to exercise any of the rights or remedies reserved to Landlord hereunder or which Landlord may have at law, in equity or otherwise.

Section 17. **Landlord's Right of Access.** Landlord or Landlord's agents shall have the right to enter the Premises in a reasonable manner during normal business hours to examine the same, to show them to prospective mortgagees or purchasers and, within the last six months of the Term, to show them to prospective lessees. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair, of the Leased Premises or any part thereof, other than as herein expressly provided.

Section 18. **Priority of Mortgages; Estoppel Certificates.**

a. This Lease and any assignment or sublet undertaken pursuant to Section 19 hereof shall automatically and without further act or deed be and remain subject and subordinate to any existing mortgage and any mortgage or mortgages that may hereafter be placed against the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord shall use good faith efforts to cause its mortgagees to execute and deliver to Tenant a customary non-disturbance agreement on the condition that Tenant execute and deliver to Landlord and its mortgagees a customary subordination and attornment agreement.

b. Tenant shall, without charge, at any time, and from time to time, within five (5) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, ground lessor, assignee of a mortgagee or ground lessor, or any purchaser of the Property or any other person designated by Landlord, as of the date of such estoppel certificate, the following: (1) whether or not Tenant is in possession of the Premises; (2) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that this Lease is in full force and effect as modified and setting forth such modification); (3) whether or not there are then existing any set-offs or defenses against the enforcement of any right hereunder (and, if so, specifying the same in detail); (4) the dates, if any, to which any rent or other charges have been paid in advance; (5) that Tenant has no knowledge of any then uncured defaults on the part of Landlord of Landlord's obligations under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (6) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (7) the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by Landlord or any prospective purchaser or mortgagee of the Property or any part thereof or estate therein. Tenant acknowledges that time is of the essence as to the delivery of such statements by Tenant and that Tenant's failure or refusal to do so may result in substantial damages to Landlord resulting from, for example, delays suffered by Landlord in obtaining financing or refinancing secured by the Property. In

addition, Tenant's failure or refusal to deliver such certificates within the time period aforesaid shall be conclusive evidence as against Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance of obligations hereunder, and (iii) that not more than one month's installment of Base Annual Rent has been paid in advance of the due date.

Section 19. **Assignment, Subletting.**

a. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, neither Tenant, nor Tenant's legal representatives or successors in interest shall assign this Lease, by operation of law or otherwise, or sublet the whole or any part of the Leased Premises. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignee if such assignee does not (i) propose a use which, in Landlord's reasonable judgment, is compatible with the then existing uses in the Building; (ii) have sufficient experience, in Landlord's reasonable judgment, to successfully conduct the business it proposes to conduct from the Premises; and (iii) have sufficient creditworthiness, in Landlord's reasonable judgment, to fulfill Tenant's obligations under this Lease. If Landlord consents to an assignment, Tenant shall be released from its primary obligation to Landlord, but all indemnities intended herein to survive, shall survive.

b. Without limitation, the term "assign" as used herein, shall include: (i) an assignment of a part interest in this Lease or a part interest in the Premises; and (ii) any merger, consolidation, transfer (singly or in combination) of shares or interests constituting more than half of the total shares or interests outstanding or any other transaction the effect of which is directly or indirectly to transfer to any third party the benefits of this Lease. Landlord shall consent to Tenant's assignment of its rights under this Lease: (x) to an affiliate of Tenant, including, without limitation Tenant's parent or a wholly-owned subsidiary of Tenant; or (y) as security in favor of any bank or lending institution to secure any loan or other financial accommodation by such bank or lending institution to Tenant, provided as follows: (1) such assignment shall not in any way release Tenant from its primary obligations to Landlord or limit or otherwise reduce its liability to Landlord; (2) such assignment shall not encumber, and shall remain subordinate to, the interest of Landlord or Landlord's mortgagee in the Leased Premises and that such collateral assignment shall be consistent with the terms of this Lease, and (3) Landlord and such mortgagee shall enter into a written agreement to that effect, in form reasonably satisfactory to Landlord.

Section 20. **Damage or Destruction.** In the event that the Premises shall be destroyed or damaged by fire, flood, lightning, wind storm, ice storm, terrorist act, or any similar or other occurrence or peril beyond Landlord's control, the following terms and conditions shall apply:

a. If any portion of the Premises or the Building affecting Tenant's use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. If, in the reasonable opinion of Landlord, the damage or destruction renders the remainder of the Premises unsuitable for the conduct of Tenant's business for the purposes set forth in Section 3, Landlord may give written notice to that effect to Tenant, whereupon Landlord may, at its election, terminate this Lease. If Landlord elects not to terminate this Lease, then, within thirty (30) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the "Restoration Period") that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below. If Landlord reasonably estimates that the Restoration Period will be longer than ninety (90) days, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten (10) days after Landlord gives Tenant written notice of such estimate. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter

have a reasonable period of time in which to vacate the Premises. If (a) Landlord reasonably estimates that the Restoration Period will be ninety (90) days or shorter, or (b) Landlord reasonably estimates that the Restoration Period will be longer than ninety (90) days but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall with reasonable dispatch, repair or rebuild so much of the Premises and/or the Building to substantially their condition immediately prior to the casualty (subject, however, to Applicable Laws then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (x) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (y) repair and restore its fixtures and personal property. Tenant's obligation to pay rent shall equitably and proportionately abate with respect to the damaged portions of the Premises from the date of damage until restoration is sufficiently complete to enable Tenant to recommence its use and occupancy of the Premises for the purposes specified in this Lease.

b. If, pursuant to the foregoing paragraph, Landlord is required to restore the Premises and/or the Building and Landlord fails to substantially complete such restoration within sixty (60) days after the end of the Restoration Period (subject to extension for delays described below), then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

c. Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds. Notwithstanding any other provisions to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of "net recovered insurance proceeds". The term "net recovered insurance proceeds" shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

d. If this Lease is not terminated in accordance with the foregoing provisions, the rent required to be paid hereunder shall abate in proportion to that part of the Premises that is rendered unfit for occupancy bears to the whole of the Premises.

Section 21. **Eminent Domain.** If, at any time during the Term of this Lease, title to a substantial portion of the Premises (meaning thereby so much as shall render the remaining portion substantially unusable by Tenant for the purposes set forth in Section 3) shall be taken by exercise of the right to condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right (all such proceedings being collectively referred to as a "Taking"), this Lease shall terminate and expire on the date of such Taking and rent shall be apportioned and paid to the date of such Taking. Except as expressly set forth below, any award for the value of the Premises, land, buildings and improvements, and loss of rent from Tenant, shall belong to Landlord, and Tenant shall not be entitled to share in any such award. To the extent such compensation award or recovery to Tenant does not diminish the amount of the compensation award or recovery otherwise awardable to Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of any condemnation, for and on account of any cost or loss to which Tenant might be put in relocating its business or removing Tenant's merchandise, furniture, fixtures and equipment from the Premises, for any cost or loss to Tenant's improvements, or for loss of the value, if any, of Tenant's leasehold interest at the time of the Taking. If the title to less than a "substantial portion" of the Premises shall be taken in condemnation so that the business conducted on said Premises can be continued without material diminution, this Lease shall continue in full force and effect. If the Taking does not amount to a

substantial portion but does materially adversely affect Tenant's ability to conduct its business, the rent from and after the date of the vesting of title in the condemnor shall be equitably adjusted to reflect the diminished value of the Premises to Tenant as a direct result of the condemnation.

Section 22. **Indemnity.** Each party shall indemnify, defend and save harmless the other party from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, including costs and reasonable attorneys' fees, suffered or incurred as a result of any breach by the party, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or as a result of the party's use or occupancy of the Leased Premises, or the negligence or willful misconduct of the party, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of each party hereunder shall not extend to the negligence or willful misconduct of the other party, its employees, agents or representatives.

Section 23. **Events of Default, Remedies, Damages.**

a. Each of the following shall constitute an "Event of Default" under this Lease:

i. Tenant shall fail to pay when and as due any Base Annual Rent or Additional Rent payable under this Lease, and such default shall continue for a period of ten (10) days after Landlord delivers written notice of such default to Tenant, provided that Landlord shall not be obligated to provide Tenant with written notice of a payment default more than two (2) times in any twelve (12) month period, and from and after the third such default within such period it shall be an Event of Default if such default shall continue for a period of ten (10) days from when such payment was due; or

ii. Tenant shall fail to perform or comply with any of the agreements, terms, covenants or conditions in this Lease, other than those referred to in Subsection 23(a)(i), for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said thirty (30) day period, Tenant shall fail to commence within said thirty (30) day period the steps necessary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Tenant within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence, not to exceed sixty (60) days); or

iii. Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant or Tenant shall make any assignment for the benefit of Tenant's creditors, or Tenant shall vacate the Premises.

b. For so long as an Event of Default shall exist and be continuing, Landlord may give written notice to Tenant specifying the Event of Default and stating that Tenant's rights to the possession, use and occupancy of the Premises under this Lease shall expire and terminate on the date specified in such notice, which date shall be at least ten (10) days after the giving of notice, and upon the date so specified, all rights of Tenant under this Lease shall so expire and terminate. Upon termination in accordance with the foregoing provisions, Tenant shall immediately vacate the Premises and surrender the same to Landlord in the same condition as received, reasonable wear and tear excepted, and shall remove all of Tenant's effects therefrom, and Landlord may forthwith reenter the Premises and repossess itself thereof (including, without limitation, by changing the locks to the Premises) and remove all persons and effects therefrom using such force as may be necessary, and Tenant agrees that such actions shall not constitute, and Tenant further agrees that it shall not claim that such actions constitute, trespass, forcible entry, breach of the peace,

detainer or any other tort or violation of any applicable law or statute. At Landlord's option, any goods and effects not so removed shall be deemed abandoned by Tenant and thereupon shall become the sole property of Landlord. In the event Tenant fails to so vacate and surrender the Premises, Tenant shall pay all costs reasonably incurred by Landlord in requiring Tenant to vacate, including reasonable attorneys' fees and disbursements and, further, will pay Landlord a daily occupancy charge equal to one hundred fifty percent (150%) of the average daily rental payable by Tenant during the most recent lease year until Tenant vacates the Premises as provided in the terms of this Lease. In the event Tenant shall fail or refuse to vacate the Premises without breach of the peace after termination, Landlord may obtain a court order for the payment of rent into court in accordance with the terms of 12 V.S.A. § 4853a. Landlord shall also have all other rights and remedies as may be available under applicable law at the time of the occurrence of the Event of Default. In all instances where Landlord takes action to enforce the terms of this Lease, Tenant shall be liable to Landlord for all reasonable attorney's fees and other costs incurred by Landlord in connection with such enforcement.

c. Upon termination of Tenant's rights to possession, use and occupancy of the Premises under this Lease in accordance with the provisions of Subsection 23(b), above, Landlord shall by prompt written notice to Tenant elect to receive from Tenant either the damages specified below in Subsection 23(c)(i) or Subsection 23(c)(ii). Landlord will make commercially reasonable efforts to re-let the Premises promptly following termination.

i. Tenant shall pay Landlord an amount equal to: (x) any Base Annual Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in pursuit of its remedies hereunder; plus an additional amount equal to (y) the present worth (as of the date of such termination) of the Base Annual Rent and Additional Rent which, but for such termination of this Lease, would have become due during the remainder of the Term as then constituted; less (z) the fair rental value of the Premises as of the date of such termination, as reasonably determined by an independent real estate appraiser selected by Landlord. Such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the rate of eighteen percent (18%) per annum until paid. For purposes of this clause, "present worth" shall be computed by discounting such Base Annual Rent and Additional Rent to present worth at a discount rate of seven percent (7%); or

ii. Tenant shall pay Landlord an amount equal to: (x) any Base Annual Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in pursuit of its remedies hereunder or in thereafter renting the Premises to others from time to time (which costs may include preparing the Premises for re-letting and of re-letting the Premises); plus (y) an amount equal to the Base Annual Rent and Additional Rent which, but for such termination would have become due during the remainder of the Term as then constituted, less the amount of Base Annual Rent and Additional Rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord). Any payments due under clause (x) of this Subsection 23(c)(ii) shall be immediately due and payable. Payments due under clause (y) of this Subsection 23(c)(ii) shall be due and payable in monthly installments, in advance, on the first day of each calendar month following termination of this Lease and continuing until the date on which the Term would have expired but for such termination, provided, however, that in the event Tenant fails to pay such installments as and when due then the entire amount of such installments shall become immediately due and payable in full, discounted to present value as provided in Subsection 23(c)(i) above, at the option of Landlord.

The failure by Landlord to provide such notice shall constitute an election by Landlord to receive the damages specified in Subsection 23(c)(ii).

Section 24. **Signs.** Tenant shall not install or display any sign, logo or advertising medium on the outside of the Premises or any other portion of the Property or the Building unless Landlord shall have given its prior consent to the sign, display or advertising medium, which consent shall not be unreasonably withheld or delayed, and Tenant shall have obtained from all government authorities and agencies with or claiming jurisdiction over the Premises all necessary permits and approvals for the proposed sign, display or advertising medium.

Section 25. **Broker Commissions.** Landlord discloses that it has engaged VT Commercial as its agent in connection with this Lease under separate agreement. Landlord shall have no obligation to pay any real estate commissions to any agents or brokers claiming by or through Tenant and each party agrees to indemnify and hold harmless the other for all claims or demands of any other real estate agent or broker claiming by, through, or under such party. This indemnification shall also include payment of reasonable costs and attorneys' fees incurred by a party in defense of a claim for such real estate commissions or fees.

Section 26. **Environmental Covenants.**

a. Tenant hereby agrees that all operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively, "Tenant Affiliates"), throughout the Term of this Lease, shall be in all respects in compliance with all Applicable Law then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Material.

b. In the event Tenant, or Tenant's Affiliates, fail to comply with any Applicable Law or other requirements regarding protection of the environment, public health, or safety, Tenant further agrees to indemnify, defend and hold Landlord harmless from any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Term of this Lease, directly or indirectly, from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Property, or any portion of either thereof as a result of such failure by Tenant or Tenant's Affiliates.

c. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any Applicable Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Property by Tenant or Tenant Affiliates, then, at Landlord's option, either Tenant shall perform or cause to be performed the Remedial Work in compliance with such Applicable Law or Landlord may cause the Remedial Work to be performed and Tenant shall reimburse Landlord within ten (10) days of demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial

Work. Nothing in this Subsection shall affect any of Landlord's rights (or Tenant's obligations) pursuant to the other provisions of this Paragraph 26 above or elsewhere in this Lease.

d. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Vermont or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a hazardous waste, extremely hazardous waste, restricted hazardous waste, hazardous substance or hazardous material under any Applicable Law, (ii) petroleum, petroleum by-products, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons or industrial solvents, or (iii) asbestos.

e. "Applicable Laws" or "Applicable Law" means any and all federal, state and local laws, statutes, codes, rules, regulations, orders, conditions or ordinances imposed or established by any governmental entity, agency or division or any court of competent jurisdiction relative or otherwise applicable to the zoning or environmental condition of the Property or the Premises, construction, leasing or use of the same or any building thereon, now or hereafter promulgated, affecting the Property or the Premises, and those governing the use, clean-up storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials including, without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601, et seq.) as amended by the Superfund Amendments and Reauthorization Act; (ii) the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. §6991 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §5101 et seq.); (iv) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. §6901 et seq.); and (v) the Toxic Substances Control Act (15 U.S.C. 2601 et seq.); and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other similar federal, state, or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted.

Section 27. **Lease Not to be Recorded.** If this Lease shall be recorded by or on behalf of Tenant, except at the express request of Landlord, Landlord shall have the option to declare it null, void, and of no further force or effect, in which case the rights of Tenant hereunder shall cease; provided, however, that the parties expressly agree that upon the request of either party, they shall execute a short-form notice of lease complying with the terms of 27 V.S.A. §341(c) which may be recorded by either Landlord or Tenant.

Section 28. **Quiet Enjoyment.** Upon payment by the Tenant of the rents herein provided for, and upon the observance and performance of all of the agreements, covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the lease Term without hindrance or interruption by Landlord or Landlord's agents, or anyone claiming contrary to Landlord, subject, nevertheless, to the terms and conditions of this Lease and mortgages and other matters to which this Lease is subordinate and subject to Landlord's reserved rights, all of which are hereby consented to by Tenant, including, but not limited to, (i) the right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property that does not conflict with Tenant's then actual use of the Premises; and (ii) the exclusive right to use, convey and/or lease rooftop space, exterior building space, air and subsurface rights and the sidewalks and other exterior areas of the Property. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other occupant in the Property.

Section 29. **Notices.** Any notices to be given pursuant to this Lease shall be sufficient if given by a writing deposited in the United States mails, certified mail or registered mail, return receipt requested, postage prepaid, by commercial courier, provided the courier's regular business is delivery service and provided further that it guarantees delivery to the addressee by the end of the next business day following the courier's

receipt from the sender, by facsimile or by email (provided that the electronic process used is reasonably secure and not easily susceptible to manipulation) addressed as follows:

If to Landlord:	Unsworth Properties LLC Attention: James Unsworth 28 Howard Street Ste. 302 Burlington, VT 05401 Telephone No.: (802) 879-4504 Email: james@unsworthproperties.com
with a copy to:	MSK Attorneys Attention: Jeremy Farkas, Esq. 275 College Street P.O. Box 4485 Burlington, VT 05406-4485 Telephone No.: (802) 861-7000 Fax No.: (802) 861-7007 Email: jfarkas@mskvt.com
If to Tenant:	Peck Electric Co. *Prior to the Commencement Date* 4050 Williston Rd., Suite 511 South Burlington, VT 05403 *From and after the Commencement Date* 400 Avenue D Williston, Vermont 05495
with a copy to:	Merritt & Merritt Attention: H. Kenneth Merritt, Jr., Esq. 60 Lake Street, 2nd Floor PO Box 5839 Burlington, VT 05402-5839 Telephone: 802-658-7830 Email: kmerritt@merritt-merritt.com

or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, three days after being deposited in the mail, properly addressed and with postage prepaid; (ii) if sent by courier, the next day after being deposited with the courier, properly addressed and with prepaid; (iii) if sent by facsimile, when transmission has been electronically confirmed; and (iv) if sent by email, when transmitted, provided that the sender does not receive an automated delivery failure or "out of office" message.

Section 30. **Disclaimer for Security.** Tenant acknowledges that neither the Property nor the Premises are furnished with a security system and Tenant shall be responsible, at its own option, cost and expense, for installing a security system and or other security measures for the protection of the Premises and Tenant's personal property stored therein. Landlord shall not be held liable for any loss or damage to Tenant's

personal property, fixtures or fit-up by reason of failure to provide adequate security or ineffectiveness of security measures undertaken. Tenant acknowledges that Landlord is not an insurer and Tenant assumes all risk of loss to its personal property, fixtures and fit-up, and further acknowledge that neither Landlord nor its agents have made any representation or warranty, nor has Tenant relied upon any representation or warranty, express or implied, including any warranty of merchantability or fitness for any particular purpose relative to any security measures recommended or undertaken.

Section 31. **Waiver of Rule of Construction.** The parties waive the benefit of any rule that this Lease is to be construed strictly against one party or the other.

Section 32. **Successors and Assigns.** All the terms and conditions of this Lease shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of the parties hereto. The term "Landlord" means only the owner of the Leased Premises for the time, and upon any transfer of title to the Leased Premises, the transferor shall automatically be relieved of all further liability under this Lease, and the transferee shall automatically be and become responsible for all obligations of Landlord hereunder.

Section 33. **Landlord Not Personally Liable.** It is specifically understood and agreed that there shall be absolutely no personal liability on the part of any mortgagee or individual who is at any time the "landlord" hereunder, or on the part of the members of any corporation, limited liability company, firm, partnership or joint venture who is at any time the "landlord" hereunder with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by Landlord's successor of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

Section 34. **Authorization and Binding Effect of Agreement.** The execution, delivery and performance of this Lease and each other document or instrument required to be delivered pursuant hereto by Tenant and Landlord have been duly authorized by their respective partners, members, boards of directors and by their respective shareholders, and this Lease and each other document or instrument required to be delivered pursuant hereto is the legal, valid and binding obligation of Tenant and Landlord and is enforceable against Tenant and Landlord in accordance with its respective terms; subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

Section 35. **Entire Agreement, Applicable Law.** This Lease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular Sections are inserted as a matter of convenience only and are in no way to affect or define the scope or intent of this Lease or any provision thereof. This Lease shall be governed by and interpreted in accordance with the laws of the State of Vermont.

Section 36. **No Option.** Submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery of this Lease by Landlord and Tenant.

Section 37. **Modification to Property.** Provided that Landlord shall not modify the Property in a manner that reduces or obstructs the existing parking and paved areas of the Property that are used in connection with the operation of Tenant's business or in a manner that otherwise materially adversely affects the operation of Tenant's existing business operations, Landlord shall have the right, in its sole discretion, at

all times, and from time to time throughout the Term or any extension thereof, without incurring any liability to Tenant and without it constituting an eviction, to: construct or reconstruct new and additional buildings, structures, or improvements on the Property; expand, improve or alter the parking areas on the Property; make changes and additions to the utilities serving the Property; add additional real property to the Property; temporarily obstruct or close off the common areas or any parts thereof for the purpose of maintenance, repairs, or construction; and/or replace existing signage with common signage that serves both the Building and any additional improvements constructed on the Property. Tenant agrees not to contest, appear as an adverse party, or in any other manner oppose or appeal, any application made by Landlord, or its designated agents or employees ("Landlord Affiliates") to any governmental or municipal entity, board, commission or officer for improvements, alterations or expansion of or to the Property, including without limitation, any application made by Landlord or Landlord Affiliates to the municipal zoning administrator, the municipal Zoning Board of Adjustment/Planning Commission/Development Review Board, the District Environmental Commission, or any other municipal or state regulatory body.

Section 38. **Consent to Jurisdiction; Waiver**. TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION AND VENUE IN THE STATE OF VERMONT, COUNTY OF CHITTENDEN, AND IN THE FEDERAL DISTRICT COURTS LOCATED IN THE CITY OF BURLINGTON VERMONT, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN THE STATE OF VERMONT OR VENUE WITHIN THE STATE OF VERMONT, AND (II) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE TENANT AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE TENANT AT THE ADDRESS SET FORTH IN THIS LEASE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LANDLORD FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST THE TENANT, AND AGAINST ANY PROPERTY OF THE TENANT, IN ANY COUNTY OF VERMONT OR ANY OTHER STATE OR FOREIGN COUNTRY. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF VERMONT SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE TENANT AND THE LANDLORD HEREUNDER OR THE SUBMISSION HEREIN BY THE TENANT TO PERSONAL JURISDICTION WITHIN THE STATE OF VERMONT.

THE TENANT ACKNOWLEDGES THAT THIS LEASE IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LANDLORD MAY DESIRE TO USE.

THE TENANT HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS LEASE AND/OR IN THE ENFORCEMENT BY THE LANDLORD OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. THE TENANT ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

IN WITNESS WHEREOF, the parties herein have executed this Lease as of the day and year first above written.

Signature Pages to Follow

LANDLORD:

Unsworth Properties LLC
As Agent for Meach, LLC, 306 West Indian, LLC, Cooper Two, LLC, Trek Communities LLC, Masthead, LLC, and Stephen and Shona Unsworth

Dated: 12/8/2020

By: [signature]
James Unsworth
Member and authorized agent

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

This record was acknowledged before me on 12/8, 2020 by James Unsworth, as Member and authorized agent of Unsworth Properties LLC.

EVA ROSBERG
NOTARY PUBLIC
STATE OF VERMONT

Before me, [signature]
Notary Public
My commission expires: 1.31.21
My Credential Number: 157.0001473

TENANT

Peck Electric Co.

Dated: 12/07/2020

By: [signature]
Name: Jeffrey Peck
Title: President and Authorized Agent

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

This record was acknowledged before me on Dec 7th, 2020 by Jeffrey Peck, as President and authorized agent of Peck Electric Co.

Shannon LaPierre
Commission
No. 157.0000076
Notary Public State of Vermont

Before me, [signature]
Notary Public
My commission expires: 1.31.21
My Credential Number: 157.0000076

Exhibit A
Floor Plan

Exhibit A
Floor Plan



SUITE 60
SUITE 10
SUITE 50
SUITE 40
SUITE 30
OFFICE
ELOPMENT COMPANY, LLC
(802) 864-8830
EXISTING FLOOR PLANS
X-1

Exhibit B
Site/Parking Plan

EXHIBIT B
PARKING PLAN


Laborie Medical
40
20